Exhibit 4.5




                                  CONN'S, INC.

                              AMENDED AND RESTATED
                  2003 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                               AS OF MAY 31, 2006

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                                TABLE OF CONTENTS

                                                                            Page


1.  Purposes of this Plan......................................................1
2.  Establishment..............................................................1
3.  Definitions................................................................1
4.  Stock Subject to this Plan.................................................2
5.  Administration of this Plan................................................3
6.  Stock Options..............................................................3
7.  Exercise of Option.........................................................3
8.  Approval, Amendment, and Termination of this Plan..........................5
9.  Limited Transferability of Options.........................................5
10. Conditions Upon Issuance of Shares.........................................5
11. Inability to Obtain Authority..............................................6
12. Reservation of Shares......................................................6
13. Right to Continued Board Membership........................................6
14. Reliance on Reports........................................................6
15. Construction...............................................................6
16. Governing Law..............................................................6
17. Adjustments Upon Changes in Capitalization, Merger or Asset Sale...........6

                                  CONN'S, INC.

                              AMENDED AND RESTATED
                  2003 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                               AS OF MAY 31, 2006

     1. Purposes of this Plan. This Plan is established by the Company to aid in attracting and retaining persons of outstanding competence to serve on the Board of Directors who are not employed by the Company. This Plan is intended to enable such persons to acquire or increase ownership interests in the Company on a basis that will encourage them to use their best efforts to promote the growth and profitability of the Company. Consistent with these objectives, this Plan provides for the granting of Options to Non-Employee Directors on the terms and subject to the conditions set forth in this Plan. Options granted under this Plan do not qualify as "incentive stock options" within the meaning of Section 422 of the Code.

     2. Establishment. This Plan was approved by the Company's stockholders at a meeting on February 7, 2003 and is effective as of such date.

     3. Definitions. As used herein, the following definitions shall apply:

          (a) "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options are granted under this Plan.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Change of Control" means (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected primarily for the purpose of changing the domicile of the Company), unless the Company's shareholders of record as constituted immediately prior to such transaction or series of related transactions will, immediately after such transaction or series of related transactions hold at least a majority of the voting power of the surviving or acquiring entity or (ii) a sale of all or substantially all of the assets of the Company.

          (d) "Code" means the Internal Revenue Code of 1986, as amended.

          (e) "Common Stock" means the Company's common stock.

          (f) "Company" means Conn Appliances, Inc., a Texas corporation, and any successor to the Company.

          (g) "Date of Grant" means the date on which the granting of an Option is authorized pursuant to Paragraph 6 of this Plan, by the Board or such later date as may be specified by the Board in such authorization.

          (h) "Director" means a member of the Board.

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          (i)  "Disability"  means total and permanent  disability as defined in
     Section 22(e)(3) of the Code.

          (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (k) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination; or

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

          (l) "Non-Employee Director" means a Director who, as of the Date of Grant, is not an officer or otherwise employed by the Company, a Parent, or a Subsidiary.

          (m) "Option" means an option to purchase shares of Common Stock granted under Paragraph 6 of this Plan.

          (n) "Option Agreement" means a written agreement between the Company and an Optionee substantially in the form of Exhibit A attached hereto evidencing the terms and conditions of an individual Option grant under this Plan. The Option Agreement is subject to the terms and conditions of this Plan.

          (o) "Optioned Stock" means the Common Stock subject to an Option.

          (p) "Optionee" means the holder of an outstanding Option granted under this Plan.

          (q) "Paragraph" means a paragraph of this Plan.

          (r) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (s) "Plan" means the Conn Appliances, Inc. 2003 Non-Employee Director Stock Option Plan, as may be amended from time to time.

          (t) "Share" means a share of the Common Stock, as adjusted in accordance with Paragraph 17.

          (u) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     4. Stock Subject to this Plan. Subject to the provisions of Paragraph 17, the maximum aggregate number of Shares that may be subject to Options and sold under this Plan is 600,000 Shares. The Shares may be authorized but unissued, or reacquired Common Stock.

     If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant under this Plan (unless this Plan has terminated). However, Shares that have actually been issued under this Plan upon exercise of an Option shall not be returned to this Plan and shall not become available for future distribution under this Plan.

     5. Administration of this Plan. This Plan shall be administered by the Board. Subject to the provisions of this Plan, the Board shall have the authority to prescribe, amend and rescind rules and regulations relating to this Plan, including rules and regulations relating to sub- plans, if any, established for the purpose of satisfying applicable foreign laws and to construe and interpret the terms of this Plan and Options granted pursuant to this Plan. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees.

     6. Stock Options.

     (a) Grant of Options by the Board.

               (i) As of the effective date of the Company's initial public offering of Common Stock, each Non-Employee Director shall be granted an Option to purchase 40,000 Shares. Individuals who become Non-Employee Directors after the effective date of the Company's initial public offering of Common Stock shall be granted an Option to purchase 40,000 Shares on their first day of service as a Non-Employee Director.

               (ii) Subject to Section 6(a)(iv) and provided that the Non-Employee Director is then continuing in office, each Non-Employee Director shall be granted an Option to purchase 10,000 Shares immediately following each annual stockholders meeting during the term of this Plan commencing in the year in which the fourth anniversary of the Non-Employee Director's initial election or appointment to the Board occurs.

               (iii) Each Option granted under this Plan shall be subject to the terms, conditions, restrictions and/or limitations, if any, applicable to the Options as set forth in the respective Option Agreements in addition to those set forth in this Plan and the administrative rules and regulations issued by the Board.

               (iv) Options granted pursuant to this Paragraph that would otherwise exceed the maximum number of Shares authorized in Paragraph 4 of this Plan shall be prorated within such limitation.

          (b) Vesting. Unless stated otherwise in the Option Agreement, Options granted under this Plan shall vest and become exercisable, subject to the other terms of this Plan, at the rate of 25% per annum on each anniversary of the Date of Grant, except that Options granted under this Plan pursuant to Paragraph 6(a)(ii) above shall vest on the first annual anniversary date of the Date of Grant.

          (c) Option Exercise Price and Consideration. The Option Agreement for each Option shall state the price at which the Option may be exercised, and the consideration to be paid for the Shares to be issued upon exercise of an Option. Such consideration may consist of cash or check.

     7. Exercise of Option.

          (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan at such times and under such conditions as determined by the Board and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.

          An Option shall be exercised when, and only when, the Company receives: (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment permitted by the Option Agreement and this Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Paragraph 17.

          Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of this Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) Exercise of Options After a Participant's Termination. Options granted to an Optionee whose service as a Director terminates during the Option period for any reason may be exercised, to the extent exercisable, until the earlier of (i) three (3) years after termination of the Optionee's service on the Board or (ii) the expiration of the Option. In the event an Optionee's membership on the Board is terminated by death, the personal representative of the deceased Optionee may so exercise any unexercised vested Option granted to the Optionee under this Plan.

          (c) Withholding. Optionees may satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined as of the date the amount of tax to be withheld is to be determined. Any and all elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Board may deem necessary or advisable.

          (d) Other Terms and Conditions. In addition to the terms and conditions provided elsewhere in this Plan, Options granted under this Plan are subject to the following:

               (i) Options may not be exercised until this Plan has been approved by the shareholders pursuant to Paragraph 8.

               (ii) Any Option not exercised within ten (10) years from the Date of Grant shall expire.

               (iii) Shares acquired from the exercise of an Option must be held for at least one year before their sale or transfer shall be permitted.

               (iv) Options may not be exercised for fewer than 1,000 Shares.

               (v) Optionees may not exercise Options more than once per calendar quarter.

          (e) Application of Funds. The proceeds received by the Company from the sale of Common Stock issued upon the exercise of Options will be used for general corporate purposes.

     8. Approval, Amendment, and Termination of this Plan.

          (a) Shareholder Approval. This Plan must be approved by a majority of the votes cast at a duly held shareholders' meeting at which a quorum representing a majority of all outstanding voting Shares is, either in person or by proxy, present and voting on the Plan within twelve (12) months after the date this Plan is adopted. The Board shall obtain similar shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws, which shall include:

               (i) an increase in the number of Shares subject to Option under this Plan;

               (ii)  a  change  in  the   definition   of   Employee   affecting
          eligibility; or

               (iii) a change in the manner in which Options are issued or may be exercised.

          (b) NASD Rules. In addition to the foregoing, the Board shall obtain similar shareholder approval for any Plan amendment which requires such approval under the rules of the National Association of Securities Dealers.

          (c) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate this Plan.

          (d) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of this Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company. Termination of this Plan shall not affect the Board's ability to exercise the powers granted to it hereunder with respect to Options granted under this Plan prior to the date of such termination.

          (e) Effect of Failure to Obtain Shareholder Approval.

               (i) If the shareholders fail to approve the adoption of this Plan as set forth in this Paragraph 8, all Options granted under the Plan shall expire and the Plan shall terminate.

               (ii) If the shareholders fail to approve a Plan amendment as set forth in this Paragraph 8, the Plan amendment shall be disregarded.

     9. Limited Transferability of Options. Unless determined otherwise by the Board, Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     10. Conditions Upon Issuance of Shares.

          (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares complies with Applicable Laws and shall be further subject to the approval of legal counsel to the Company with respect to such compliance.

          (b) Investment Representations. As a condition to the exercise of an Option, the Board may require the Optionee to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of legal counsel to the Company, such a representation is necessary or appropriate.

     11. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     12. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Plan.

     13. Right to Continued Board Membership. Participation in this Plan shall not give any Optionee any right to remain on the Board.

     14. Reliance on Reports. Each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company, its Parents, and Subsidiaries and upon any other information furnished in connection with this Plan by any person or persons other than the Board or Board member. In no event shall any person who is or shall have been a member of the Board or of the Board be liable for any determination made or other action taken or any failure to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

     15. Construction. The titles and headings of the sections in this Plan are for the convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings, shall control.

     16. Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware, except as superseded by applicable federal law.

     17. Adjustments Upon Changes in Capitalization, Merger or Asset Sale.

          (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number and type of Shares which have been authorized for issuance under this Plan but as to which no Options have yet been granted or which have been returned to this Plan, upon cancellation or expiration of an Option, and the number and type of Shares covered by each outstanding Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number or type of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number, type or price of Shares subject to an Option.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Board shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which such Option would not otherwise be vested or exercisable. The Board shall notify the Optionee in writing that the Option shall be fully exercisable until fifteen (15) days prior to the proposed transaction. In addition, the Board may provide that any of the Company's rights to repurchase any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent an Option has not been exercised, it will terminate immediately prior to the consummation of such proposed transaction.

          (c) Merger or Asset Sale. In the event of (i) a merger of the Company with or into another entity or (ii) the sale of all or substantially all of the assets of the Company (either, a "Merger Transaction"), each outstanding  Option  shall be  assumed  or an  equivalent  option  or right substituted by the successor entity or a Parent or Subsidiary of the successor entity. In the event that the successor entity refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which such Option would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Merger Transaction, the Board shall notify the Optionee in writing that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this Paragraph 17, the Option shall be considered assumed if, following the Merger Transaction, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the Merger Transaction, the consideration (whether stock, cash, or other securities or property) received in the Merger Transaction by holders of Common Stock for each Share held on the effective date of the Merger Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Merger Transaction is not solely common stock of the successor entity or its Parent, the Board may, with the consent of the successor entity, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor entity or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Merger Transaction.

          (d) Accelerated Vesting. Following either an assumption of or substitution for Options in connection with a Merger Transaction that constitutes a Change of Control and in the event of the termination of an Optionee of service on the Board ("Involuntary Termination"), upon or during the one (1) year period after the effective date of such Change of Control, each Optionee's rights to purchase Optioned Stock shall become automatically vested in their entirety on an accelerated basis and be fully exercisable as of the date immediately preceding any such Involuntary Termination.

                                    Exhibit A
                                    ---------

                  Form of Non-Qualified Stock Option Agreement

                                  CONN'S, INC.

                              AMENDED AND RESTATED
                  2003 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                               AS OF MAY 31, 2006


                      NON-QUALIFIED STOCK OPTION AGREEMENT

     THIS NON-QUALIFIED STOCK OPTION AGREEMENT (the "Agreement") is made this day of ___________, 20___, between CONN'S, INC., a Texas corporation (the "Company"), and _______________, a Non-Employee Director of the Company (the "Optionee"). All capitalized terms not otherwise defined herein shall have the meaning set forth in the Conn's, Inc. Amended and Restated 2003 Non-Employee Director Stock Option Plan as of May 31, 2006 (the "Plan").

                              W I T N E S S E T H:
                               -------------------

     WHEREAS, the Company desires to carry out the purposes of the Plan by affording Optionee the opportunity to purchase shares of Company common stock ("Shares");

     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

     1. Grant of Option. The Company hereby grants to Optionee the right and option (the "Option") to purchase an aggregate of _____ Shares, such Shares being subject to adjustment as provided in Paragraph 7, on the terms and conditions herein set forth. The Option is intended to constitute an "incentive stock option" within the meaning of Section 422 of the Code.

     2. Term of Option. This Option shall remain exercisable until the earlier of _________, _____ or three (3) years after the termination of the Optionee's service on the Board.

     3. Purchase Price. The purchase price of the Shares shall be $_______ per Share.

     4. Exercise of Option. Unless this Option has expired as provided in Paragraph 2, this Option may be exercised from time to time after the date set forth above (the "Date of Grant") to the extent of Shares that have vested in accordance with the vesting schedule set forth below. The Optionee's right to exercise the Option accrues only in accordance with the following vesting schedule except as otherwise provided in Paragraph 6.

                                        Portion of Shares that are Vested on and
                                          After the Vesting Date and Before the
              Vesting Date                           Next Vesting Date
       --------------------------       ----------------------------------------

            ----------, ----                             ---------%
            ----------, ----                             ---------%
            ----------, ----                             ---------%
            ----------, ----                             ---------%
            ----------, ----                             ---------%

     5. Manner of Exercise, Payment of Purchase Price.

          (a) Subject to the terms and conditions of this Agreement, the Option shall be exercised by written notice to the Chief Financial Officer of the Company at its principal office. Such notice shall state the election to exercise the Option and specify the number of Shares to be purchased. Such notice of exercise shall be signed by Optionee and shall be irrevocable when given.

          (b) The notice of exercise shall be accompanied by full payment of the purchase price for the Shares to be purchased. The purchase price may be paid in cash or check or any combination thereof.

          (c) Upon receipt of the purchase price, and subject to the terms of Paragraph 11, the certificate or certificates representing the Shares purchased shall be registered in the name of the person or persons so exercising the Option. If the Option shall be exercised by Optionee and, if Optionee shall so request in the notice exercising the Option, the Shares shall be registered in the name of Optionee and his spouse as joint tenants with right of survivorship, and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

     6. Acceleration of Vesting and Exercise Dates. The other provisions of this Agreement notwithstanding and pursuant to Paragraph 17 of the Plan:

          (a) In the event of a proposed dissolution or liquidation of the Company and at the discretion of the Administrator, this Option may be immediately exercised for the entire number of Shares covered hereby until fifteen (15) days prior to such dissolution or liquidation;

          (b) In the event of a Merger Transaction in which this Option shall not be assumed or an equivalent option issued as a substitute by a successor entity, the Administrator shall notify the Optionee in writing that this Option shall be exercisable for the entire number of Shares covered hereunder for a period of fifteen (15) days from the date of such notice; or

          (c) In the event of a Merger Transaction that constitutes a Change of Control in which this Option is assumed or an equivalent option is issued by a successor entity, an Involuntary Termination of the Optionee within one (1) year after the effective date of the Change of Control shall cause this Option or the equivalent substitute option to be immediately exercisable for the full number of Shares covered hereunder.

     7. Adjustments of Shares Subject to Option. The Shares subject to the Option shall be adjusted from time to time as set forth in Paragraph 17 of the Plan. The determination of any such adjustment by the Committee shall be final, binding and conclusive.

     8. No Contract. This Agreement does not constitute a contract for employment and shall not affect the right of the Company to terminate Employee's employment for any reason or no reason whatsoever.

     9. Rights as Shareholder. This Option shall not entitle Optionee to any rights of a shareholder of the Company or to any notice of proceedings of the Company with respect to any Shares issuable upon exercise of this Option unless and until the Option has been exercised for such Shares and such Shares have been registered in the Optionee's name upon the stock records of the Company.

     10. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any Applicable Law.

     11. Restriction on Issuance of Shares. The Company shall not be required to issue or deliver any certificates for Shares purchased upon the exercise of an Option prior to: (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable; (ii) the completion of any registration or other qualification of such Shares under any state or federal law or ruling or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable; and (iii) the determination by the Committee that Optionee has tendered to the Company any federal, state or local tax owed by Optionee as a result of exercising the Option when the Company has a legal liability to satisfy such tax. In addition, if the Common Stock reserved for issuance upon the exercise of Options shall not then be registered under the Securities Act of 1933, the Company may upon Optionee's exercise of an Option, require Optionee or his permitted transferee to represent in writing that the Shares being acquired are for investment and not with a view to distribution, and may mark the certificate for the Shares with a legend restricting transfer and may issue stop transfer orders relating to such certificate to the Company's transfer agent (if applicable).

     12.  Lapse of Option.  This  Agreement  shall be null and void in the event
Optionee shall fail to sign and return a counterpart hereof to the Company within thirty (30) days of its delivery to Optionee.

     13. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

     14. Governing Instrument and Entire Agreement. This Option and any Shares issued hereunder shall in all respects be governed by the terms and provisions of the Plan. In the event of a conflict between the terms of this Agreement and the terms of the Plan (a copy of which is attached), the terms of the Plan shall control. There are no oral agreements between the parties relating to the subject matter hereof, and this Agreement and the terms of the Plan constitute the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be amended except by written agreement executed by the Company and Optionee.



                                               CONN'S, INC.



                                               By:
                                                  ------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------

Accepted and Agreed

OPTIONEE:


-------------------------------------------

-------------------------------------------
Optionee's Printed Name                        Date:
                                                    ----------------------------

                                  CONN'S, INC.

                              AMENDED AND RESTATED
                  2003 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                               AS OF MAY 31, 2006

                              NOTICE OF EXERCISE OF
                            NONQUALIFIED STOCK OPTION

     This Notice of Exercise of Nonqualified Stock Option (the "Notice") is delivered to Conn's, Inc. (the "Company") pursuant to the terms of the Conn's, Inc. Amended and Restated 2003 Non-Employee Director Stock Option Plan as of May 31, 2006 (the "Plan") and pursuant to the Nonqualified Stock Option Agreement between the Company and ____________________ (the "Optionee") dated _____________, ______ (the "Agreement"). All capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

     1. Number of Shares to be Purchased. I hereby elect to purchase _______ Shares of Common Stock pursuant to the Agreement.

     2. Purchase Price. The purchase price of the Shares is $_________ per Share, for an aggregate purchase price of $_____________.

     3. Payment Method. The aggregate purchase price set forth above is attached hereto in the following form:
                             ---------------------------------------------------
--------------------------------------------------------------------------------
-------------------------------------------------------------------------------.

     4. Exercise of Option Subject to Plan and Agreement. I understand and agree that the exercise of the Option pursuant to this Notice is subject to all the terms of the Plan and the Agreement. I agree to be subject to all the terms of the Plan and the Agreement. I certify that I am entitled to exercise the Option for the number of Shares set forth above pursuant to the terms of the Plan and the Agreement. To the extent the Company is required to withhold federal or state income or other taxes in connection with the exercise of the Option, I agree to tender to the Company the amount required to be withheld or to allow the Company to withhold from the Stock otherwise deliverable to me pursuant to the exercise of the Option, such method to be determined by the Committee in its sole discretion.



                                               OPTIONEE:




Date:
     ----------------------------------------  ---------------------------------
                                               Printed Name:
                                                            --------------------